As filed with the Securities and Exchange Commission on August 14, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spark Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5453215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(713) 600-2600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Gil Melman

Vice President, General Counsel and Corporate Secretary

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(713) 600-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah K. Morgan

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fees
Class A Common Stock, par value $0.01 per share	10,750,000	$14.98	$161,035,000	$18,713

(1)	This registration statement registers 10,750,000 shares of Class A common stock of Spark Energy, Inc. issuable upon exchange of an equivalent number of units of our subsidiary Spark HoldCo, LLC (together with an equal number of shares of our Class B common stock). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of shares which may be issued with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low sale price of our Class A common stock as reported on the NASDAQ Global Select Market on August 11, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2015

PRELIMINARY PROSPECTUS

Spark Energy, Inc.

10,750,000 Shares of Class A Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 10,750,000 shares of our Class A common stock, of which all such shares are issuable upon exchange of an equivalent number of units of our subsidiary Spark HoldCo, LLC (together with an equal number of shares of our Class B common stock). We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

The selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. The selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of the securities to be sold and the general manner in which the selling stockholders will offer the securities. Each time the selling stockholders sell securities, they will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Investing in our securities involves a high degree of risk. You should read carefully and consider the risk factors described under “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as may be updated by our periodic and current reports, and beginning on page 7 of this prospectus before you make any investment in our securities.

Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol “SPKE.”

Our principal executive offices are located at 2105 CityWest Blvd., Suite 100, Houston, Texas, 77042 and our telephone number at that address is (713) 600-2600.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell from time to time up to an aggregate of 10,750,000 shares of our Class A common stock, par value $0.01 per share (the “Class A common stock”). We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading “Plan of Distribution.” This prospectus provides you with a general description of us and the securities offered under this prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or the selling stockholders may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Spark Energy,” “we,” “our,” “us,” or the “company” refer to Spark Energy, Inc. and its subsidiaries. References to the “selling stockholders” refer collectively to NuDevco Retail Holdings, LLC (“NuDevco Retail Holdings”) and its wholly owned subsidiary, NuDevco Retail, LLC (“NuDevco Retail”), each of which is indirectly wholly owned by W. Keith Maxwell III, the founder of our company.

ABOUT SPARK ENERGY, INC.

Overview

We are a growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. We purchase our natural gas and electricity supply from a variety of wholesale providers and bill our customers monthly for the delivery of natural gas and electricity based on their consumption at either a fixed or variable price. Natural gas and electricity are then distributed to our customers by local regulated utility companies through their existing infrastructure. As of August 1, 2015, we operated in 66 utility service territories across 16 states.

Our Corporate Structure

We were incorporated as a Delaware corporation in April 2014 for the purpose of facilitating an initial public offering (the “IPO”) of common equity and to become the sole managing member of Spark HoldCo, LLC, which we refer to as “Spark HoldCo.” Spark HoldCo owns all of the outstanding membership interests in each of Spark Energy Gas, LLC, Spark Energy, LLC, Oasis Power Holdings, LLC and CenStar Energy Corp., the subsidiaries through which we operate.

Upon completion of the IPO on August 1, 2014: (i) the selling stockholders collectively owned 10,750,000 Spark HoldCo units, representing an approximate 78.18% interest in Spark HoldCo, and 10,750,000 shares of our Class B common stock, par value $0.01 per share (the “Class B common stock”) and (ii) we became the sole managing member of, and had a 21.82% equity interest in, Spark HoldCo. We are responsible for all operational, management and administrative decisions relating to Spark HoldCo’s business, and we consolidate the financial results of Spark HoldCo and its subsidiaries.

Under the Spark HoldCo LLC Agreement (as defined below), the selling stockholders generally have the right to exchange their Spark HoldCo units (together with an equal number of shares of our Class B common stock), for shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications. See “Exchange of Spark HoldCo Units and Class B Common Stock.”

See “Note 1. Formation and Organization—Organization” in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for additional information on our corporate structure.

Company Information

Our principal executive offices are located at 2105 CityWest Blvd., Suite 100, Houston, Texas, 77042 and our telephone number at that address is (713) 600-2600. Our website address is www.sparkenergy.com. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is: http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our website at www.sparkenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 27, 2015, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2015 Annual Meeting of Shareholders filed on April 16, 2015;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015, filed on May 14, 2015 and August 13, 2015, respectively;

•	our Current Reports on Form 8-K filed on April 20, 2015, May 28, 2015, July 9, 2015 and August 4, 2015 (in each case excluding any information furnished pursuant to Items 2.02 or 7.01); and

•	the description of our Class A common stock contained in our Form 8-A filed on July 22, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Spark Energy, Inc.

Attention: Investor Relations

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(713) 600-2600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this prospectus, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this prospectus are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices;

•	extreme and unpredictable weather conditions;

•	the sufficiency of risk management and hedging policies;

•	customer concentration;

•	federal, state and local regulation;

•	key license retention;

•	increased regulatory scrutiny and compliance costs;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	level of indebtedness;

•	changes in costs to acquire customers;

•	actual customer attrition rates;

•	actual bad debt expense in non-POR markets;

•	accuracy of internal billing systems;

•	our ability to successfully navigate entry into new markets;

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us;

•	our ability to successfully and efficiently integrate acquisitions into our operations;

•	competition; and

•	other factors discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

You should review the risk factors and other factors noted throughout or incorporated by reference in this prospectus that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this prospectus. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2014 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

We are filing the registration statement, of which this prospectus forms a part, pursuant to our contractual obligation to the holders of our Class B common stock named in the section entitled “Selling Stockholders.” We are not selling any shares of our Class A common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of our Class A common stock from time to time by the selling stockholders.

EXCHANGE OF SPARK HOLDCO UNITS AND CLASS B COMMON STOCK

On August 1, 2014, we entered into a Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo, LLC (the “Spark HoldCo LLC Agreement”) with the selling stockholders as holders of the Spark HoldCo units. See “About Spark Energy, Inc.—Our Corporate Structure.” Pursuant to and subject to the terms of the Spark HoldCo LLC Agreement, holders of Spark HoldCo units, at any time and from time to time, may exchange one or more Spark HoldCo units (together with an equal number of shares of our Class B common stock), for shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications or, at our or Spark HoldCo’s election, an equivalent amount of cash. See “Certain Contractual Arrangements with the Selling Stockholders—Spark HoldCo LLC Agreement.”

In connection with each exchange, we will acquire a number of Spark HoldCo units, and an equal number of shares of Class B common stock surrendered by the selling stockholders, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as the selling stockholders exchange Spark HoldCo units and Class B common stock for Class A common stock, our interest in Spark HoldCo will increase.

We and the selling stockholders will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any stamp taxes or other similar taxes in connection with the issuance of our Class A common stock upon an exchange.

SELLING STOCKHOLDERS

Upon the exchange of Spark HoldCo units described above in “Exchange of Spark HoldCo Units and Class B Common Stock,” the selling stockholders may offer to sell from time to time in the future up to an aggregate of 10,750,000 shares of our Class A common stock, par value $0.01 per share.

We are registering the shares to satisfy registration rights that we have granted to the selling stockholders. See “Certain Contractual Arrangements with the Selling Stockholders—Registration Rights Agreement.” The selling stockholders acquired the shares that they are seeking to sell under this prospectus in connection with our IPO and the transactions contemplated thereby.

The following table sets forth information as of the date of this prospectus by the selling stockholders regarding the beneficial ownership of shares of our Class A common stock and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. The number of shares beneficially owned before the offering is based on the number of shares of our Class A common stock outstanding as of the date of this prospectus, assuming the exchange of all 10,750,000 Spark HoldCo units (together with an equal number of shares of our Class B common stock) for an equivalent number of shares of our Class A common stock. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Certain Contractual Arrangements with the Selling Stockholders—Spark HoldCo LLC Agreement” below, the selling stockholders, as holders of Spark HoldCo units, generally have the right to exchange such Spark HoldCo units (together with an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications. Assuming the exchange of 10,750,000 Spark HoldCo units (together with an equal number of shares of our Class B common stock) for an equivalent number of shares of our Class A common stock, as of the date of this prospectus, there would be 13,847,193 shares of our Class A common stock outstanding.

	Total Number of Shares of Class A Common Stock Beneficially Owned Prior to this Offering(1)		Maximum Number of Shares of Class A Common Stock Being Offered	Total Number of Shares of Class A Common Stock Beneficially Owned After this Offering
Name				Number	%
NuDevco Retail Holdings(3)	10,750,000	(2)	10,612,500	—	—
NuDevco Retail(3)	137,500		137,500	—	—

(1)	Includes Spark HoldCo units owned that, subject to the terms of the Spark HoldCo LLC Agreement, are (together with an equivalent number of shares of Class B common stock), exchangeable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications.

(2)	NuDevco Retail Holdings directly owns 10,612,500 shares of our Class B common stock and a 100% interest in NuDevco Retail. Accordingly, NuDevco Retail Holdings may be deemed to be the beneficial owner of the shares of Class B common stock directly owned by NuDevco Retail.
(3)	W. Keith Maxwell III is the chairman of our board of directors and the sole member of NuDevco Partners LLC, a Texas limited liability company, which is the sole member of NuDevco Partners Holdings, LLC, a Texas limited liability company, which is the sole member of NuDevco Retail Holdings, which owns a 100% interest in NuDevco Retail.

We will pay all expenses of the registration of the shares of our Class A common stock to be offered by the selling stockholders under this prospectus including, without limitation, registration fees, qualification and filing fees and printing expenses, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

CERTAIN CONTRACTUAL ARRANGEMENTS WITH THE SELLING STOCKHOLDERS

In connection with our initial public offering and related reorganization, we entered into several agreements to define and regulate the governance and control relationships among us and the selling stockholders and our respective affiliates. The following provides a summary of the material provisions of the agreements discussed. However, these summaries do not purport to be complete, and they are subject to, and qualified in their entirety by reference to, the complete text of the agreements which are included as exhibits to the registration statement of which this prospectus forms a part. You should carefully read each agreement discussed.

Registration Rights Agreement

On August 1, 2014, we entered into a registration rights agreement with the selling stockholders to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for Spark HoldCo units (together with an equal number of shares of our Class B common stock) in the circumstances described below. This agreement provides the selling stockholders, as holders of registrable securities under the agreement, with the right to require us, at our expense, to register shares of our Class A common stock that are issuable upon exchange of Spark HoldCo units (together with an equal number of shares of our Class B common stock) for shares of our Class A common stock. We are filing this registration statement pursuant to our obligations under the registration rights agreement.

Demand Rights. Subject to certain limitations, the selling stockholders have the right, by delivering written notice to us, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 30 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to effect, as soon as commercially reasonable, the registration of all securities with respect to which we receive a written request.

Piggyback Rights. Subject to certain limitations, the selling stockholders are entitled to request to participate in, or “piggyback” on, registrations of any of our Class A common stock for sale by us in an underwritten offering.

Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for up to six months if our board of directors determines that such disclosure would have a material adverse effect on us.

If requested by us or an underwriter, the selling stockholders will not be able to make any sale of our equity securities, except securities included in such registration, during a period commencing on the date beginning fourteen (14) days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 90 days beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a shelf registration statement), or such shorter period as may be requested by an underwriter.

Expenses and Indemnification. In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration fees, qualification and filing fees and printing expenses. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities and each of their respective officers, directors, partners and agents, the underwriters, and each person who controls such holders or underwriters, against all losses, claims, damages and liabilities (joint or several) with respect to each registration effected pursuant to the registration rights agreement.

Spark HoldCo LLC Agreement

Under the Spark HoldCo LLC Agreement, the selling stockholders will generally have the right to exchange their Spark HoldCo units (and a corresponding number of shares of our Class B common stock) for shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each Spark HoldCo unit (and corresponding share of Class B common stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications (an “Exchange Right”). At Spark HoldCo’s option, Spark HoldCo may give the selling stockholders cash in an amount equal to the Cash Election Value of the shares of Class A common stock instead. We are obligated to facilitate an exchange for shares of Class A common stock through a contribution of shares of Class A common stock to Spark HoldCo or, alternatively, we have the right to acquire the subject Spark HoldCo units and corresponding shares of Class B common stock from the selling stockholders by paying, at our option, either (x) the number of shares of Class A common stock the selling stockholders would have received in the proposed exchange or (y) cash in an amount equal to the Cash Election Value of such shares of Class A common stock. “Cash Election Value” means, with respect to the shares of Class A common stock to be delivered to the selling stockholders by Spark HoldCo pursuant to the Spark HoldCo LLC Agreement, (i) if our Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which the selling stockholders would otherwise be entitled were sold at a per share price equal to the trailing 30-day volume weighted average price of a share of Class A common stock on such exchange, or (ii) in the event shares of Class A common stock are not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by us. As the selling stockholders exchange their Spark HoldCo units, our membership interest in Spark HoldCo will be correspondingly increased, and the number of shares of Class B common stock held by the selling stockholders will be correspondingly reduced.

Under the Spark HoldCo LLC Agreement, we have the right to determine when distributions will be made to the holders of Spark HoldCo units and the amount of any such distributions. If we authorize a distribution, such distribution will be made to the holders of Spark HoldCo units on a pro rata basis in accordance with their respective percentage ownership of Spark HoldCo units. The Spark HoldCo LLC Agreement provides, to the extent Spark HoldCo has available cash and is not prevented by restrictions in any of its credit agreements, for distributions pro rata to the holders of Spark HoldCo units such that we receive an amount of cash sufficient to fund the targeted quarterly dividend we intend to pay to holders of our Class A common stock and payments under the Tax Receivable Agreement described below.

The holders of Spark HoldCo units, including us, will generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Spark HoldCo and will be allocated their proportionate share of any taxable loss of Spark HoldCo. Net profits and net losses of Spark HoldCo generally will be allocated to holders of Spark HoldCo units on a pro rata basis in accordance with their respective percentage ownership of Spark HoldCo units, except that certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. The Spark HoldCo LLC Agreement provides, to the extent cash is available, for distributions pro rata to the holders of Spark HoldCo units such that we receive an amount of cash sufficient to cover the estimated taxes payable by us.

In addition, if the cumulative amount of U.S., federal, state or local taxes payable by us exceeds the amount of the tax distribution to us, Spark HoldCo will make advances to us in an amount necessary to enable us to fully pay these tax liabilities. Such advances will be repayable, without interest, solely from (i.e., by offset against) future distributions by Spark HoldCo to us.

The Spark HoldCo LLC Agreement provides that, except as otherwise determined by us, at any time we issue a share of our Class A common stock or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in Spark HoldCo, and Spark HoldCo shall issue to us one Spark HoldCo unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A common stock are redeemed, repurchased or otherwise acquired, Spark HoldCo shall redeem, repurchase or otherwise acquire an equal number of Spark HoldCo units held by us, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.

Spark HoldCo will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Spark HoldCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Spark HoldCo, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to its members in proportion to the number of Spark HoldCo units owned by each of them.

The Spark HoldCo LLC Agreement also provides that Spark HoldCo will pay certain of our expenses attributable to our status as a public company. Such expenses include, but are not limited to, accounting and legal fees, independent director compensation, director and officer liability insurance expense, Sarbanes-Oxley compliance, transfer agent and registrar fees, tax return preparation, investor relations expense, SEC and NASDAQ compliance fees and the fees and expenses of other service providers that provide services to us in connection with our obligations as a publicly-traded company.

Tax Receivable Agreement

We entered into a tax receivable agreement with Spark HoldCo, the selling stockholders and W. Keith Maxwell III on August 1, 2014 (the “Tax Receivable Agreement”). This agreement generally provides for the payment by us to the holders of rights under the Tax Receivable Agreement, which are, as of the date of this prospectus, the selling stockholders, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (or are deemed to realize in certain circumstances) in periods after our initial public offering as a result of (i) any tax basis increases resulting from the purchase by us of Spark HoldCo units from NuDevco Retail Holdings prior to or in connection with our initial public offering, (ii) any tax basis increases resulting from the exchange of Spark HoldCo units for shares of Class A common stock pursuant to the Exchange Right (or resulting from an exchange of Spark HoldCo units for cash as described above) and (iii) any imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the Tax Receivable Agreement. In addition, payments we make under the Tax Receivable Agreement will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return. The Company retains the benefit of the remaining 15% of these tax savings.

In certain circumstances, we may defer or partially defer any payment due (a “TRA Payment”) to the selling stockholders. No TRA Payment was made during 2014. Any future TRA Payments due with respect to a given taxable year are expected to be paid in December of the subsequent calendar year.

During the five-year period commencing October 1, 2014, the Company will defer all or a portion of any TRA Payment owed pursuant to the Tax Receivable Agreement to the extent that Spark HoldCo does not generate sufficient Cash Available for Distribution (as defined below) during the four-quarter period ending September 30th of the applicable year in which the TRA Payment is to be made in an amount that equals or exceeds 130% (the “TRA Coverage Ratio”) of the Total Distributions (as defined below) paid in such four-quarter period by Spark HoldCo. For purposes of computing the TRA Coverage Ratio:

•	“Cash Available for Distribution” is generally defined as the adjusted EBITDA of Spark HoldCo for the applicable period, less (i) cash interest paid by Spark HoldCo, (ii) capital expenditures of Spark HoldCo (exclusive of customer acquisition costs) and (iii) any taxes payable by Spark HoldCo; and

•

“Total Distributions” are defined as the aggregate distributions necessary to cause us to receive distributions of cash equal to (i) the targeted quarterly distribution we intend to pay to holders of our

Class A common stock payable during the applicable four-quarter period, plus (ii) the estimated taxes payable by us during such four-quarter period, plus (iii) the expected TRA Payment payable during the calendar year for which the TRA Coverage Ratio is being tested.

In the event that the TRA Coverage Ratio is not satisfied in any calendar year, we will defer all or a portion of the TRA Payment to the selling stockholders under the Tax Receivable Agreement to the extent necessary to permit Spark HoldCo to satisfy the TRA Coverage Ratio (and Spark HoldCo is not required to make and will not make the pro rata distributions to its members with respect to the deferred portion of the TRA Payment). If the TRA Coverage Ratio is satisfied in any calendar year, we will pay the selling stockholders the full amount of the TRA Payment.

Following the five-year deferral period, we will be obligated to pay any outstanding deferred TRA Payments to the extent such deferred TRA Payments do not exceed (i) the lesser of our proportionate share of aggregate Cash Available for Distribution of Spark HoldCo during the five-year deferral period or the cash distributions actually received by the Company during the five-year deferral period, reduced by (ii) the sum of (a) the aggregate target quarterly dividends (which, for the purposes of the Tax Receivable Agreement, will be $0.3625 per share per quarter) during the five-year deferral period, (b) our estimated taxes during the five-year deferral period, and (c) all prior TRA Payments and (y) if with respect to the quarterly period during which the deferred TRA Payment is otherwise paid or payable, Spark HoldCo has or reasonably determines it will have amounts necessary to cause us to receive distributions of cash equal to the target quarterly distribution payable during that quarterly period. Any portion of the deferred TRA Payments not payable due to these limitations will no longer be payable.

Transaction Agreement II

On July 30, 2014, in connection with the IPO, we entered into the Transaction Agreement II with Spark HoldCo, the selling stockholders and various other parties, providing for, among other things: (a) the adoption and filing of the amended and restated certificate of incorporation of Spark Energy dated August 1, 2014 (our “certificate of incorporation”) and the cancellation of our previously issued and outstanding capital; (b) the issuance by us of 10,750,000 shares of Class B common stock to Spark HoldCo; (c) the distribution by Spark HoldCo of 10,612,500 shares of Class B common stock to NuDevco Retail Holdings and 137,500 shares of Class B common stock to NuDevco Retail and (d) the execution and delivery of the Spark HoldCo LLC Agreement.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consisted of 120,000,000 shares of Class A common stock, par value $0.01 per share, of which 3,097,193 shares were issued and outstanding, and 60,000,000 shares of Class B common stock, par value $0.01 per share, of which 10,750,000 shares were issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.

The following summary of our capital stock, our certificate of incorporation and the amended and restated bylaws of Spark Energy dated August 1, 2014 (our “bylaws”) does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

The selling stockholders may from time to time offer shares of our Class A common stock for resale in one or more secondary offerings.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to our certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to us, our certificate of incorporation or our bylaws, in all matters other than the election of directors and certain non-binding advisory votes, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to our certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class B common stock do not have cumulative voting rights in the election of directors. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to us, our certificate of incorporation or our bylaws, in all matters other than the election of directors and certain non-binding advisory votes, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Spark Energy.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further shareholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware law. In our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers until the date on which W. Keith Maxwell III no longer beneficially owns in the aggregate more than fifteen percent of the outstanding Class A common stock and Class B common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL.

In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NASDAQ Global Select Market, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws. Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our certificate of incorporation and bylaws:

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms. Our staggered board may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies in our board, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that at any time after the first date upon which W. Keith Maxwell III no longer beneficially owns more than fifty percent of the outstanding Class A common stock and Class B common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting);

•	provide that at any time after the first date upon which W. Keith Maxwell III no longer beneficially owns more than fifty percent of the outstanding Class A common stock and Class B common stock, special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board (prior to such time, special meetings may also be called by our Secretary at the request of holders of record of fifty percent of the outstanding Class A common stock and Class B common stock);

•	provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our outstanding stock entitled to vote thereon;

•	provide that our bylaws can be amended by the board of directors;

•	establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting; and

•	provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, NuDevco Partners, LLC, NuDevco Partners Holdings, LLC and W. Keith Maxwell III, or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors who are presented business opportunities in their capacity as our directors or officers) and that they have no obligation to offer us those investments or opportunities.

Choice of Forum

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision.

Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “SPKE.”

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

In addition, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). The selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If the selling stockholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless the selling stockholders inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If the selling stockholders use dealers in the sale of securities, the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The selling stockholders will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

The selling stockholders may sell the securities directly. In that event, no underwriters or agents would be involved. The selling stockholders may also sell the securities through agents we designate from time to time. In the prospectus supplement, the selling stockholders will name any agent involved in the offer or sale of the securities, and the selling stockholders will describe any commissions payable by us to the agent. Unless the selling stockholders inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The selling stockholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

If the selling stockholders so indicate in the prospectus supplement, they may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with the selling stockholders, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

The selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated and combined financial statements of Spark Energy, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. Underwriting and other selling discounts and commissions in connection with this offering will be payable by the selling stockholders. However, the selling stockholders will not bear any portion of the below expenses. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$18,713
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while one of our directors or officers, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

Our bylaws further provide that we shall, to the fullest extent not prohibited by applicable law as it presently exists or may be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified.

Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which one of our directors is not personally liable as set forth in the preceding sentence, such directors shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

We have entered into indemnification agreements with each of our directors and our executive officers. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Spark Energy under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

1.1*	Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Spark Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.2	Amended and Restated Bylaws of Spark Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.3	Class A common stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-196375, filed on June 30, 2014).

4.4	Registration Rights Agreement, dated as of August 1, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.5	Second Amended and Restated Limited Liability Agreement of Spark HoldCo, LLC, dated as of August 1, 2014, by and among Spark HoldCo, LLC, Spark Energy, Inc., NuDevco Retail Holdings, LLC and NuDevco Retail, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.6	Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III, (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.7	Transaction Agreement II, dated as of July 30, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail LLC, NuDevco Retail Holdings, LLC, Spark Energy Ventures, LLC, NuDevco Partners Holdings, LLC and Associated Energy Services, LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (contained on signature page).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Spark Energy, Inc.
**	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 14, 2015.

Spark Energy, Inc.

By:	/s/ Nathan Kroeker
Nathan Kroeker
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nathan Kroeker, Georganne Hodges and Gil Melman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Nathan Kroeker Nathan Kroeker	Director, President and Chief Executive Officer (Principal Executive Officer)	August 14, 2015

/s/ W. Keith Maxwell III W. Keith Maxwell III	Chairman of the Board of Directors, Director	August 14, 2015

/s/ Georganne Hodges Georganne Hodges	Chief Financial Officer (Principal Accounting and Financial Officer)	August 14, 2015

/s/ James G. Jones II James G. Jones II	Director	August 14, 2015

/s/ John Eads John Eads	Director	August 14, 2015

/s/ Kenneth M. Hartwick Kenneth M. Hartwick	Director	August 14, 2015

EXHIBIT INDEX

Exhibit Number	Exhibits

1.1*	Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Spark Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.2	Amended and Restated Bylaws of Spark Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.3	Class A common stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-196375, filed on June 30, 2014).

4.4	Registration Rights Agreement, dated as of August 1, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.5	Second Amended and Restated Limited Liability Agreement of Spark HoldCo, LLC, dated as of August 1, 2014, by and among Spark HoldCo, LLC, Spark Energy, Inc., NuDevco Retail Holdings, LLC and NuDevco Retail, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.6	Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III, (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.7	Transaction Agreement II, dated as of July 30, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail LLC, NuDevco Retail Holdings, LLC, Spark Energy Ventures, LLC, NuDevco Partners Holdings, LLC and Associated Energy Services, LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (contained on signature page).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Spark Energy, Inc.
**	Filed herewith.